AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2006

                                                     REGISTRATION NO. 333-112111
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   -----------

                                  ZHONGPIN INC.
             (Exact Name of Registrant as Specified in Its Charter)

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
           DELAWARE                              2011                         54-2100419
(State or Other Jurisdiction of        (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)         Classification Code Number)        Identification No.)
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                         21 CHANGSHE ROAD, CHANGGE CITY
                 HENAN PROVINCE, THE PEOPLE'S REPUBLIC OF CHINA
                               011 86 374-6216633
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                               NORMAN C. KRISTOFF
                                  P.O. BOX 181
                               194 UPPER TROY ROAD
                              FITZWILLIAM, NH 03447
                            TELEPHONE: (603) 352-1003
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                            -------------------------

                                   COPIES TO:
                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                          New York, New York 10022-4441
                            Telephone: (212) 421-4100
                            Facsimile: (212) 326-0806

                            -------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.
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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                           --------------------------

                       DEREGISTRATION OF EQUITY SECURITIES

Introduction
------------

         On October 21, 2004, Zhongpin Inc. (formerly known as Strong Technical, Inc.), a Delaware corporation (the "Company"), filed a registration statement on Form SB-2 (SEC File No. 333-112111) (the "Registration Statement"). The Registration Statement, as amended, registered an aggregate of 3,005,650 shares of its common stock for resale by certain selling stockholders. On February 16, 2006, the Company effected a one-for-35.349 reverse stock split of its outstanding shares of common stock, which reduced the number of shares registered for resale under the Registration Statement to 85,027.87 shares.

Deregistration
--------------

         This Post-Effective Amendment No. 1 to the Registration Statement is now being filed by the Company in order to de-register any of the remaining shares of common stock that have been registered but remain unsold under the Registration Statement. Accordingly, the Company hereby withdraws all registered but unsold shares of common stock registered under the Registration Statement.



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                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it met all the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in Changge City, Henan Province, The People's Republic of China, on July 18, 2006.

                                                  ZHONGPIN INC.



                                                   By:  /s/ Xianfu Zhu
                                                      --------------------------
                                                         Xianfu Zhu
                                                         Chief Executive Officer






         In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.


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
           SIGNATURE                                    TITLE                                        DATE
---------------------------               ------------------------------------              ---------------------


/s/  Xianfu Zhu                            Chairman of the Board of Directors                   July 18, 2006
---------------------------                and Chief Executive Officer
Xianfu Zhu                                 (Principal Executive Officer)



/s/ Yuanmei Ma                             Chief Financial Officer (Principal                   July 18, 2006
---------------------------                Financial and Accounting Officer)
Yuanmei Ma


/s/ Xinyu Li                               Director                                             July 18, 2006
---------------------------
Xinyu Li


/s/ Yunchun Wang                           Director                                             July 18, 2006
---------------------------
Yunchun Wang
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